UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported): December 13,
                              2004


                          DCI USA, INC.
     (Exact name of registrant as specified in its charter)

   Delaware	                000-31143         22-3742159
(State or other jurisdiction   (Commission      (IRS Employer
   of incorporation)		File Number)  Identification No.)

                        231 Norman Avenue
                    Brooklyn, New York 11222
            (Address of principal executive offices)

                          718-383-5255
      (Registrant's telephone number, including area code)

                            _________
  (Former name or former address, if changed since last report)

Section 1- Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On   December  13,  2004,  we  entered  into  a  Standby   Equity
Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, after the Securities and Exchange Commission has declared effective a registration statement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under said Agreement, Cornell Capital will pay 97% of the lowest volume weighted average price of the common stock as quoted on Bloomberg LP during the five consecutive trading days immediately the notice date. The maximum amount that we can sell to Cornell in any single transaction is $125,000, and Cornell has no obligation to purchase more than $500,000 per any 30-day period.

Pursuant to the Standby Equity Distribution Agreement, during the period commencing when the registration statement under the Securities Act of 1933, as amended, covering the shares issuable to Cornell is declared effective by the Securities and Exchange Commission (the "Registration Statement") or an earlier date that Cornell and us agree upon, we can not issue shares, including convertible securities, for a per share purchase price which is less than the closing bid price of our shares. During this period Cornell has a right of first refusal to purchase any new shares, or securities convertible into our common shares. In addition, we agreed that we would not file any other registration statement until at least one year after the Registration Statement is declared effective. We also agreed that after December 13, 2005, we can grant warrants or options to our employees, directors, officers and agents for up to 10% of our outstanding shares. We also have the right to file a Form S-8 for a stock option plan for up to 3,750,000 shares, provided that the issuance of shares under said plan requires the stockholder to execute a lock-up restricting such holder's shares to no more than 25% of such shares within each 4-month period. In addition, we also have the right to issue a specified amount of restricted stock to our directors and principal stockholder.

We have agreed to prepare and file the Registration Statement that includes the shares of common stock issuable pursuant to the Standby Equity Distribution Agreement. We cannot sell shares to Cornell Capital under said Agreement until such registration statement is declared effective by the Securities and Exchange Commission.

In connection with the Standby Equity Distribution Agreement, we paid Cornell Capital a $15,000 structuring fee and issued 200,000 shares of Series A Convertible Preferred Stock (as further described in Section 3.02 below). Each time we sell Cornell shares under the Standby Equity Distribution Agreement, we have to pay Cornell 5% of the gross proceeds.

We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, we agreed to issue Newbridge Securities shares of our common stock in an amount equal to $10,000 divided by the volume weighted average price of our common stock as quoted on Bloomberg LP on December 14, 2004. The shares will be included in the Registration Statement.

For all the terms and conditions of the Standby Equity Distribution Agreement , the Registration Rights Agreement, the Escrow Agreement and Placement Agent Agreement, reference is hereby made to such agreements annexed hereto as Exhibits 10.10 through 10.13. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

On December 13, 2004, we entered into a Loan Agreement with Apros and Chay MB Ltd., an Israeli private merchant banking company ("Apros and Chay") which is affiliated with Adam Ofek, our President, Chief Financial Officer and a director. Pursuant to the terms of the Loan Agreement, we lend Apros and Chay $96,000. Interest at the rate of 10% shall accrue on the sum of (a) $96,000, (b) 60% of either the discount we have to pay to Cornell Capital if Cornell converts the Debenture (which is described in Item 2.03 below) or the premium we have to pay to Cornell if we redeem the Debenture and (c) any closing costs associated with such conversion or redemption. Principal and interest are due and payable on December 13, 2005, but Apros and Chay has the right to prepay us at any time.

As security for this loan, Apros and Chay hypothecated all its outstanding share capital to us, agreed not to issue any shares or convertible securities and granted us a second pledge in its shares in Technoprises Ltd. We agreed that upon our receipt of an additional $250,000 from Cornell, 60% of the net proceeds shall be lend to Apros and Chay. If we default on any of our obligations to Cornell and as a result any of the shares of Technoprises Ltd. are not returned to Apros and Chay, we will have to reimburse Apros and Chay for the value of said shares. At the discretion of Apros and Chay, the value of said shares shall be paid in cash or by issuing shares of our common stock, which shall be valued as of the daily volume weighted average selling price for the 5 days prior to issuance.

In connection with this loan, we also received a warrant to purchase 960,000 shares of Apros and Chay at a purchase price of $0.10 per share. We have this right until December 31, 2005, but we have the right to extend such time for an additional 6 months.

For all the terms and conditions of the Loan Agreement, reference is hereby made to such agreement annexed hereto as Exhibits
10.14. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 2-Financial Information
Item  2.03  Creation  of  a  Direct Financial  Obligation  or  an
Obligation   under   an  Off-Balance  Sheet  Arrangement   of   a
Registrant.

On December 13, 2004, we issued to Cornell Capital an 8% Secured Convertible Debenture in the principal amount of $250,000 (the "Debenture"). The Debenture has a term of two years, accrues interest at 8% and is convertible into our common stock at a price per share equal to the lesser of (a) 123% of the daily volume weighted average price of our common stock on December 14, 2004 or (b) 77% of the lowest daily volume weighted average price for the 5 days immediately prior to conversion. We have the right to redeem a portion or all of the outstanding Debenture at a price equal to 120% of the daily volume weighted average price of our common stock on December 14, 2004. Until the Debenture is paid in full, we can not issue shares below fair market value or file any registration statement (other than the Registration Statement and, as described above, an S-8 and certain issuances which are permitted). We also agreed that after December 13,

2005, we can grant warrants or options to our employees, directors, officers and agents for up to 10% of our outstanding shares. The shares of common stock issuable upon conversion of the Debenture will also be included in the Registration Statement. However, Cornell may not convert the Debenture for a number of shares of commons tock in excess of that number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

Upon the initial filing of the Registration Statement with the Securities and Exchange Commission, we shall issue to Cornell
Capital an additional debenture in the principal amount of $250,000 on the same terms and conditions.

We granted Cornell Capital a security interest in all our assets, including without limitation, a collateral assignment in our agreements with 231 Norman Avenue, LLC (as previously reported on the Current Report on Form 8-K filed on December 3, 2004). In addition, Apros and Chay pledged to Cornell all of its shares (a total of 48,500,000 shares) in Technoprises Ltd., an Israeli company listed on the Bulletin Board.

Upon  the  issuance of the Debenture, we paid Cornell  a  $10,000 structuring fee and a $30,000 commitment fee.

For all the terms and conditions of the Debenture, the Securities Purchase Agreement, the Investor Registration Rights Agreement, the Security Agreement, the Collateral Assignment of Contract Rights Agreement, the Stock Pledge Agreement and the Escrow Agreement, reference is hereby made to such agreements annexed hereto as Exhibits 10.15 through 10.21. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

The  disclosure  set  forth under 1.01  (Entry  into  a  Material
Definitive Agreement) and Item 3.02 (Unregistered Sales of Equity
Securities)  is hereby incorporated by reference into  this  Item
2.01.

Section 3-Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities

In connection with the issuance of the Debenture and the execution and delivery of the Standby Equity Distribution Agreement and related documents, we issued to Cornell Capital 200,000 shares of Series A Preferred Stock. As a result of holding this series of preferred stock, Cornell is entitled to an annual dividend of 5%, payable in arrears each April 30th and October 31st. Said dividend may be paid in cash or in shares of common stock. We have the right to redeem any of the outstanding Series A Preferred Stock at the conversion price of $1.00 plus an annual premium of 5%. Upon any liquidation, dissolution, winding up or sale or acquisition, the holder of the Series A Preferred Stock is entitled to a preference equal to $1.00 per share plus all accrued but unpaid cumulative dividends. The holder of the Series A Preferred Stock has the right to convert said shares into shares of our common stock at a conversion ratio equal to the lesser of $1.00 per share or $1.00 per share plus any accrued but unpaid cumulative dividend divided by the average closing bid price of our stock for the 20 days immediately preceding the date the holder notified us that it desires to convert the preferred shares. We are obligated to register the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock in the Registration Statement.

The holders of the Series A Preferred Stock vote together with the shares of common stock, and not as a separate class, except as required by law. The Series A Preferred Stock has such number of votes as is equal to the number of shares of common stock then issuable upon conversion.

For all the terms and conditions of the Series A Preferred Stock, reference is hereby made to the Certificate of Designation of the
Series  A  Preferred Stock annexed hereto as Exhibit 10.22.   All
statements made herein concerning the foregoing are qualified by references to said exhibit.
Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
  (a) 	Financial Information. 	Not applicable
  (b) 	Pro forma financial information.	Not applicable
  (c) 	Exhibits
     Exhibit 10.26	Standby  Equity  Distribution Agreement  dated
                    as of December 13, 2004 between Cornell Capital Partners, LP and DCI USA, Inc.
     Exhibit 10.27	Registration  Rights  Agreement  dated  as  of
                    December 13, 2004 by and between Cornell Capital Partners, LP and DCI USA, Inc.
     Exhibit 10.28	Escrow  Agreement  dated as  of  December  13,
                    2004   by  DCI  USA,  Inc.,  Cornell  Capital
                    Partners, LP and David Gonzalez, PC
     Exhibit 10.29	Placement   Agent  Agreement   dated   as   of
                    December 13, 2004 between DCI USA, Inc., Cornell Capital Partners, LP and Newbridge Securities Corporation
     Exhibit 10.30	Loan  Agreement dated as of December 13,  2004
                    between DCI USA, Inc., as borrower, and Apros
                    and Chay MB Ltd., as lender
     Exhibit 10.31	8%  Secured  Convertible Debenture  issued  by
                    DCI USA, Inc. to Cornell Capital Partners, LP
                    in the principal amount of $250,000
     Exhibit 10.32	Securities  Purchase  Agreement  dated  as  of
                    December 13, 2004 between Cornell Capital Partners, LP and DCI USA, Inc.
     Exhibit 10.33	Investor  Registration Rights Agreement  dated
                    as of December 13, 2004 by and between Cornell Capital Partners, LP and DCI USA,
                    Inc.

     Exhibit 10.34	Security  Agreement dated as of  December  13,
                    2004  by  DCI  USA, Inc. and Cornell  Capital
                    Partners, LP
     Exhibit 10.35	Collateral   Assignment  of  Contract   Rights
                    dated  as  of December 13, 2004 by  DCI  USA,
                    Inc. and Cornell Capital Partners, LP
     Exhibit 10.36	Stock  Pledge  Agreement dated as of  December
                    13, 2004 between Cornell Capital Partners, LP
                    and Apros and Chay MB Ltd.
     Exhibit 10.37	Escrow  Agreement  dated as  of  December  13,
                    2004   by  DCI  USA,  Inc.,  Cornell  Capital
                    Partners, LP and David Gonzalez, PC
     Exhibit 10.38	Certificate   of  Designation  of   Series   A
                    Preferred Stock

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DCI USA, INC.
					(Registrant)

                                        By: /s/ David Yerushalmi
                                        David Yerushalmi,
                                        Chairman and Chief
                                        Executive Officer

Date:  December 15, 2004